THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE ("Agreement"), dated June 14, 2017 (the "Effective Date") for reference purposes only, is made by and between **AAE PACIFIC PARK ASSOCIATES, LLC,** a California limited liability company ("Landlord") and **QUALITY CIRCUIT ASSEMBLY, INC.**, a California corporation ("Tenant").

R E C I T A L S

I. Landlord and Tenant entered into that certain Lease dated March 30, 2016, as amended by that certain First Amendment of Lease dated October 26, 2016 and that certain Second Amendment of Lease dated January 26, 2017 (collectively the "Lease"), for the lease of certain premises more commonly known as 3615 Kearny Villa Road in the City of San Diego, County of San Diego, State of California, all as more particularly described and set forth in the Lease.

II. Landlord and Tenant desire to extend the term of the Lease, as hereinafter set forth.

T E R M S

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. **Defined Terms.** All initial capitalized terms used in this Agreement shall have the same meaning given such terms in the Lease, unless otherwise defined in this Agreement.

2. **Extension of Term**

2.1. *Extension of Term*. The Term of the Lease is hereby extended through 9/30/2032, upon all of the terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Agreement.

2.2. *Condition of Premises*. Tenant acknowledges and agrees that Landlord shall have no obligation to undertake any work of improvement upon the Premises and that Tenant shall continue to lease the Premises for the Term, as hereby extended, in an "As Is" condition, subject to the provisions set forth in the Lease.

3. **Effect.** Except as expressly modified by this Agreement, the Lease shall remain unchanged and in full force and effect.

4. **No Modification or Waiver**. Except as otherwise set forth in this Agreement, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease.

5. **No Offer**. Landlord's submission of this Agreement to Tenant shall not constitute an offer to extend or amend the Lease. This Agreement shall be effective only, and is expressly conditioned, upon the execution of this Agreement by Landlord and Tenant.

6. **Captions.** The captions and Section numbers appearing in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit, amplify, define, construe or describe the scope or intent of the terms or provisions of this Agreement.

7. **Counterparts.** This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

8. **Successors.** The provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the dates written below.

LANDLORD:

AAE PACIFIC PARK ASSOCIATES, LLC,
a California limited liability company

By: ______________________ 6/22/17
Brett Feuerstein, Dated
Member

TENANT:

QUALITY CIRCUIT ASSEMBLY, INC.,
a California corporation

BY: ______________________ *06-16-2017*
Kent Wilson, Dated
Chief Executive Officer

AGREED AND ACKNOWLEDGED TO BY GUARANTOR:

ALPINE 4 TECHNOLOGIES, LTD.,
a Delaware corporation

BY: ______________________ *06-16-2017*
Kent Wilson, Dated
Chief Executive Officer